Exhibit 10.25

Innventure Management Services Agreement

This Management Services Agreement (“Agreement”) is entered into this 22 day of January 2021 between Innventure LLC, a Delaware limited liability company (“Innventure”) and L1FE Management Limited, an independent contractor (hereinafter the “Service Provider”).

Whereby the Service Provider and Innventure wish to conduct business together, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree to the following terms and conditions, along with the attached Statement of Work:

1.         Independent Contractor. The Service Provider shall be an independent contractor under this Agreement. Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an employee/employer relationship. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

2.         Confidential Information. “Confidential Information” shall mean confidential or proprietary information of Innventure including, without limitation: (a) processes, technical information, data, business methods and techniques, methods of presentation, programs and other materials used or to be used by Innventure in providing its services and in managing, marketing, or furthering Innventure’s business or the business of its clients, (b) customer names and customer information and customer lists, (c) pricing information, (d) the terms and conditions of any proposed (or actual) license agreement or other agreements concerning Innventure’s products and services, (e) computer technology, source code, object code, programs and data, whether online, in hard copy or on disk or other medium, whether released or unreleased, (f) information received from others, including customers of Innventure that is confidential to such persons and/or customers, including information that Innventure is required to treat as confidential, (g) financial information, and (h) all other confidential or proprietary information about Innventure’s business, whether in tangible or intangible form. Confidential Information shall not include the following:

a.       Information which at the time of disclosure is publicly known or which later becomes publicly known by publication or otherwise through no breach of this agreement by the Service Provider or its officers, directors, principals, shareholders, partners, employees, agents, representatives and affiliates (each a “Related Party” and, collectively, the “Related Parties”), including without limitation, information which is generally known within the industries or trades in which either party competes; or

b.       Information which either the Service Provider can substantiate beyond a reasonable doubt was in the Service Provider’s possession prior to receipt of such information from either party; or

c.       Information which is furnished to the Service Provider by a third party, as a matter of right without restriction of confidentiality by such third party, and which was not received directly or indirectly from Innventure or in connection with the services contemplated by this Agreement.

3.         Non-disclosure and Use. The Service Provider acknowledges that the Confidential Information constitutes a valuable asset of, and is proprietary to Innventure. The Service Provider agrees to use, and to cause its Related Parties to use, the Confidential Information solely in connection with the business engagement between Innventure and the Service Provider and only as permitted by this Agreement. The Service Provider and its Related Parties shall not otherwise use the Confidential Information for its own benefit or for the benefit of any third party. During the time period that parties are engaged or otherwise a business relationship exists between the parties, and for three (3) years after a termination of the business relationship for any reason, the Service Provider and its Related Parties shall treat all of the Confidential Information as strictly confidential and not use for competitive advantage over Innventure unless otherwise agreed by Innventure in writing. The Service Provider agrees to promptly notify Innventure of any unauthorized disclosure of or access to the Confidential Information of which Service Provider or its Related Parties become aware. Nothing contained in this Confidentiality Agreement is to be construed as granting or conferring any rights, by license or otherwise, in any Confidential Information disclosed by Innventure. The Service Provider acknowledges and agrees that any disclosure or unauthorized use of the Confidential Information shall cause irreparable harm and loss to Innventure. If the Service Provider is unsure whether any information is Confidential Information, the Service Provider agrees to treat such information as Confidential Information unless the Service Provider is instructed by Innventure to the contrary. In an exception to the three-year confidentiality term, trade secret information will be treated as Confidential Information for as long as it retains trade secret status.

4.         Ownership of Work Product and Copyright Compliance. The Service Provider acknowledges that all business plans, business models, methods, processes, designs, and all other items prepared by or for Innventure in connection with its services or business operations (the “Work Product”), including any such items prepared by the Service Provider or its Related Parties, shall be owned solely by Innventure. Innventure shall be deemed the original author of such Work Product. Neither the Service Provider, nor its Related Parties, nor any other person, firm, corporation, or other entity shall have the right to use the Work Product for any purpose without the prior written consent of Innventure. The Service Provider further agrees that it will not use, for any purpose other than the performance of services for Innventure the Work Product or any product, design or other item (“Customer Product”) owned or licensed by a customer of Innventure. Innventure shall be entitled to copyright and/or patent, as applicable, any and all of the Work Product, and the Service Provider agrees to cooperate with Innventure in order to carry out the steps deemed necessary by Innventure to obtain copyrights, patents, or other type of intellectual property in the Work Product.

5.         Disclaimer; Limitation of Liability.

a.       Disclaimer. Except as set forth in Section 15, the Service Provider makes no representations or warranties, express or implied, in respect of the Services to be provided by it hereunder.

b.       Limitation of Liability. Neither the Service Provider, Innventure, nor any of their respective officers, directors, principals, shareholders, partners, employees, agents, representatives and affiliates, shall be liable to the other party, or or any of its affiliates for any breach, loss, liability, damage or expense arising out of or in connection with this Agreement, or the performance of any Services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from the willful misconduct or gross negligence of such person. In no event will the any party be liable to the other party for special, indirect, punitive, exemplary or consequential damages, including, without limitation, loss of profits or lost business, even if such party has been advised of the possibility of such damages. Under no circumstances will the liability of either party exceed, in the aggregate, the fees actually paid to Service Provider hereunder.

6.         Remedies. The Service Provider acknowledges and agrees that a breach, or attempted or threatened breach, of any obligation under this Agreement may cause immediate and/or irreparable harm to Innventure for which monetary damages would not be a sufficient remedy, and that Innventure shall be entitled to injunctive relief as a remedy for any such breach or attempted or threatened breach. The foregoing remedy will not be deemed to be the exclusive remedy of Innventure but shall be in addition to all other remedies available at law or in equity.

7.         Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable in any respect, both parties agree that such term or provision shall be deemed to be modified to the extent necessary to permit its enforcement to the maximum extent permitted by applicable law.

8.         Entire Agreement and Amendments. This Agreement supersedes any and all agreements either oral or in writing, between the parties hereto, and it contains all of the covenants and agreements between the parties whatsoever. The terms of this Agreement shall not be amended or modified in any respect whatsoever except by a written instrument executed by Innventure and the Service Provider. This Agreement and any disputes arising out of this Agreement shall be governed and construed in accordance with Florida law and shall be litigated solely in courts located in Orlando, Florida. The Service Provider waives objection to venue or jurisdiction.

9.         Payment, Work Performed, and Term. The Service Provider will receive a payment for work performed as defined in an attached Statement of Work. Each Statement of Work must be signed and dated by the Service Provider and Innventure. Either party may terminate this Agreement for any reason at any time upon 30 days’ written notice in accordance with the notice requirements set forth below, subject to survival of ongoing covenants set forth within this Agreement and the Statement of Work.

10.       Notices. Any notice provided for herein shall be in writing or by e-mail or facsimile with evidence of successful transmission if the e-mail address and/or facsimile number has been provided to the other party in writing. Either party may change its address or email by notice to the other.

11.       Notice of Tax Responsibility. It being agreed that each party to this Agreement shall remain an independent contractor responsible for its own actions, Innventure cannot and shall not treat the Service Provider as an employee for employment tax or any other purposes. Innventure hereby notifies the Service Provider that no provision will be made in the Service Provider’s name for the withholding of any local, state or federal income tax, for the withholding of Social Security taxes, unemployment compensation premiums, workers’ compensation premiums or for any other local, state or federal employment related tax. Therefore, the Service Provider bears individual responsibility for all of the Service Provider’s (and, if applicable, the Service Provider’s employee’s) employment taxes, including, without limitation, the federal self-employment tax and withholding for local, state and federal income taxes and Social Security.

12.       Indemnity. The Service Provider will indemnify and hold harmless Innventure and its officers, directors, employees, agents, affiliates, successors, and permitted assigns against any and all losses, damages, liabilities, claims, costs and expenses (including reasonable attorneys’ fees and other professional fees and the cost of enforcing any right to indemnification under this Agreement) to the extent based on a third-party claim arising out of the Service Provider’s gross negligence or willful misconduct. Innventure will indemnify harmless the Service Provider against any claims: (a) that Innventure’s materials or products, as created by Innventure infringe any intellectual property rights of any third party; or (b) arising out of Innventure’s gross negligence or willful misconduct.

13.       Non-Solicitation. The Service Provider will not during the term of this Agreement, or for one year following termination of this agreement, directly solicit for employment any employee of Innventure or of Innventure’s affiliates or clients. The Service Provider may hire Innventure employees who respond to a general solicitation for employment not specifically directed to Innventure employees.

14.       Exclusivity. During the term of this Agreement, the Service Provider will not perform work, either as an employee or as a contractor, for any competitor of Innventure or of Innventure’s affiliates or clients, without the written permission of Innventure.

15.       Warranty. The Service Provider warrants that services performed by the Service Provider under this Agreement will be performed in a workmanlike manner, consistent with customary practices in the Service Provider’s industry. The Service Provider further warrants that the Service Provider has any licenses or permits required to perform services for Innventure under this Agreement.

16.       Miscellaneous. If any provision of this Agreement is found to be unenforceable or invalid, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement will otherwise remain in full force and effect and enforceable. This Agreement is not assignable, transferable or sublicensable by the Service Provider except with Innventure’s prior written consent. Innventure may transfer and assign any of its rights and obligations under this Agreement without consent. This Agreement is the complete and exclusive statement of the mutual understanding of the parties and supersedes and cancels all previous written and oral agreements, communications and other understandings relating to the subject matter of this Agreement, and all waivers and modifications must be in a writing signed by both parties, except as otherwise provided herein. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. This Agreement shall be governed by the laws of the State of Illinois without regard to its conflict of laws provisions.

IN WITNESS WHEREOF, the parties have understood and executed this Agreement the day and year first above written.

Innventure LLC:	L1FE Management Limited

/s/ Gregory W Haskell	/s/ Roland Austrup

Signature	Signature

Gregory W Haskell	Roland Austrup
Name	Name

CEO	CEO
Title	Title

3/9/2021	3/12/2021
Date	Date

Attachment: Innventure Statement of Work

Innventure Statement of Work

Innventure LLC is contracting with L1FE Management Limited for strategic guidance and consulting.

1.	Contacts and Role: Bill Haskell will serve as the primary contact and responsible party for L1FE Management Limited in carrying out the services contemplated under this Agreement. Mr. Roland Austrup, an Officer and Director of L1FE Management Limited will be the sole service provider of L1FE Management Limited providing services to Innventure under this Agreement and will provide the services generally performed by a chief financial officer.

2.	Description of Services: Services to be provided by L1FE Management Limited align with the scope of services generally performed by a chief financial officer for Innventure and may flex depending on the identified needs of the business.

3.	Expense Reimbursement: Innventure will reimburse L1FE Management Limited for business travel expenses in conformity with its internal expense reimbursement policies.

4.	Term and Termination: L1FE Management Limited will begin performing the services on January 22, 2021. Either Innventure or L1FE Management Limited may terminate this Agreement at any time with 30 days’ notice to the other party.

5.	Fees: L1FE Management Limited will be paid $16,666.67 monthly for performing the services.

a.	Bonus: $200.000

i.	Eligible to be paid with Innventure year-end cash balance greater than $10MM in 2021

ii.	Future bonus (2022 and beyond) – TBD

b.	Innventure Incentive Equity: 4% grant of current cap table in the form of Class A Units or a newly created class of Units that are pari passu with Class A Units, as determined by the Innventure board and subject to requisite approvals. The grant will vest on a two-year schedule with a one-year cliff for the first 50% and quarterly vesting (at 12.5% per quarter) thereafter. If this Agreement is terminated “not for cause” within the first 12 months of employment, the vesting will be prorated based upon the percentage that you would have achieved against the first year’s vesting schedule (e.g., 6 months would equal 25%).

6.	Innventure Obligations: Innventure will provide L1FE Management Limited with access to all required information including emails, documents, files and drives containing company files necessary to perform the services.

Signature page follows

Innventure Statement of Work Signature Page

Innventure LLC:	L1FE Management Limited

/s/ Gregory W Haskell	/s/ Roland Austrup

Signature	Signature

Gregory W Haskell	Roland Austrup
Name	Name

CEO	CEO
Title	Title

3/9/2021	3/12/2021
Date	Date